UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 43131

Providence, RI 02940-3131

ACTION REQUESTED

Reference Number:

Re: Your investment in Russell Investment Company

Dear Shareholder:

The November 24th Special Meeting is quickly approaching, and we see that you have registered a vote for one or more funds. We sincerely thank you for your vote. However, you hold shares in funds that remain unvoted, and we need your votes in those funds as well.

The initial communication to you included multiple emails. These multiple emails may have appeared to be duplicate communications; however, each email was for a different fund in which you hold a position. Your vote is needed for the remaining funds in which you hold shares.

Please call us toll-free at 1-866-920-6160 to vote your remaining positions today. The call will only take a few moments of your time. Representatives are available between 10:00 a.m. and 11:00 p.m. EST, Monday through Thursday, 10:00 a.m. and 5:00 p.m. EST on Friday and 12:00 p.m. and 6:00 p.m. EST on Saturday

At the time of the call, please use the Reference Number listed above. You will not be asked to provide any confidential information, and your call will be recorded for your protection.

Thank you in advance for your prompt attention to this matter.

PRX2026-V4